UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2016 (February 5, 2016)

HANCOCK FABRICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

DIP Credit Agreement

As previously disclosed, on February 2, 2016 (the “Petition Date”), Hancock Fabrics, Inc. (“Hancock”) and all of Hancock’s direct and indirect subsidiaries (collectively with Hancock, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”). The chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption “In re Hancock Fabrics, Inc., et al.” Case No. 16-10296.

As previously disclosed, in connection with the Chapter 11 Cases, the Debtors filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in the Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”), that was entered into as of February 3, 2016 with the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent, collateral agent and swing line lender, and GACP Finance Co., LLC, as term agent, upon the entry of an interim court order approving the DIP Credit Agreement. The DIP Credit Agreement provides for senior secured, super-priority debtor-in-possession financing facilities in an aggregate amount of up to $100,000,000.

A copy of the DIP Credit Agreement is attached hereto as Exhibit 10.1 and is herein incorporated by reference. The foregoing description of the DIP Credit Agreement and the description of the DIP Credit Agreement contained in the Current Report on Form 8-K filed by Hancock on February 2, 2016 are each qualified in their entirety by reference to the full text of the DIP Credit Agreement

Consulting Agreement

On February 5, 2016, following the entry of an order by the Bankruptcy Court approving the agreement, Hancock executed and delivered, and thereby entered into, a Consulting Agreement dated January 23, 2016 (the “Consulting Agreement”) between Hancock and Great American Group, LLC (the “Agent”). Under the Agreement, Hancock appointed the Agent to conduct the sale (the “Sale”) of all merchandise (subject to certain exclusions) located at 70 retail stores (collectively, the “Stores”) and, at the election of Hancock, certain furnishings, fixtures and equipment with respect to the Stores. The Consulting Agreement sets forth the terms and conditions of the Sale at the Stores and the corresponding rights and obligations of the Agent and Hancock. The Consulting Agreement provides that the Sale will commence on or about February 16, 2016 and will be completed on or before May 30, 2016 (the “Sale Termination Date”). The Sale Termination Date may be extended by mutual agreement of the Agent and Hancock.

Pursuant to the Consulting Agreement, the Agent will receive a fee for net sales results that meet or exceed a certain threshold of aggregate sales as a percentage of aggregate cost. Sales and costs will be determined based on the gross register receipts for each item sold, less applicable sales taxes but excluding any prevailing sale discounts offered by the Agent. The Agent will not be paid a fee for sales under 145% of cost. The Agent will receive a fee of 0.20% for sales greater than or equal to 145% of cost but less than 150% of cost, a fee of 0.40% for sales greater than or equal to 150% of cost but less than 155% of cost and a fee of 0.60% for sales greater than or equal to 155% of cost. If Hancock elects to have the Agent sell certain furnishings, fixtures and equipment with respect to the Stores as part of the Sale, the Agent will receive a fee of 15% of the proceeds generated from the sale of such assets. The Agent shall have the right to abandon any unsold fixtures at the Stores at the conclusion of the Sale. Hancock will be responsible for the payment of all expenses incurred in operating the Stores and conducting the Sale, subject to a maximum for certain specified expenses.

The Agreement contains customary representations, warranties, covenants and indemnities by Hancock and the Agent.

A copy of the Consulting Agreement is attached hereto as Exhibit 2.1 and is herein incorporated by reference. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement.

Item 8.01     Other Events

Hancock cautions that trading in securities of Hancock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by holders of the these securities in the Chapter 11 Cases.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

2.1	Consulting Agreement dated as of January 23, 2016 and effective as of February 5, 2016 between Hancock Fabrics, Inc. and Great American Group, LLC.

10.1

Debtor-In-Possession Credit Agreement dated as of February 3, 2016, among Hancock Fabrics, Inc., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, collateral agent and swing line lender, and GACP Finance Co., LLC, as term agent.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements about Hancock’s expectations, beliefs, plans, objectives, assumptions and future events are not statements of historical fact and reflect only Hancock’s current expectations regarding these matters. Hancock’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including: (i) the potential adverse impact of the Chapter 11 Filings on Hancock’s liquidity or results of operations; (ii) changes in Hancock’s ability to meet financial obligations during the Chapter 11 Cases or to maintain contracts that are critical to Hancock’s operations; (iii) the outcome or timing of the Chapter 11 Cases; (iv) the effect of the Chapter 11 Filings on Hancock’s relationships with third parties, regulatory authorities and employees; (v) the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, including proceedings that may be brought by third parties in connection with the Chapter 11 Cases; (vi) the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general; (vii) restrictions on the Debtors due to the terms of debtor-in-possession financing facilities and restrictions imposed by the Bankruptcy Court; (viii) the increased administrative costs related to the Chapter 11 Cases; (ix) Hancock’s ability to maintain adequate liquidity to fund operations during the Chapter 11 Cases and thereafter; (x) the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Filings and any additional strategies Hancock may employ to address its liquidity and capital resources; (xi) the impact of the closure of the Stores and the Sale and the results of the Sale; and (xii) other factors listed from time to time in Hancock’s filings with Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and Hancock undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: February 11, 2016	By:	/s/ Rebecca I. Flick
	Name:	Rebecca I. Flick
	Title:	Executive Vice President and Chief Financial Officer